FORM OF AMENDMENT NO. 4 TO THE
                              AMENDED AND RESTATED
                             UNDERWRITING AGREEMENT

                                  E*TRADE FUNDS
                               4500 Bohannon Drive
                              Menlo Park, CA 94025


                               As of _______, 2001


E*TRADE Securities, Inc.
118 King Street
San Francisco, CA  94107


            Re:   Amendment No. 4 to the Amended and Restated Underwriting
                  Agreement


Ladies or Gentlemen:

      E*TRADE Funds (the "Company") and E*TRADE Securities, Inc. entered into an Amended and Restated Underwriting Agreement ("Original Agreement") dated as of August 12, 1999 with respect to the E*TRADE S&P 500 Index Fund, E*TRADE Extended Market Index Fund, E*TRADE Bond Index Fund, E*TRADE Technology Index Fund, E*TRADE International Index Fund and E*TRADE E-Commerce Index Fund. The Original Agreement was amended: January 28, 2000 ("Amendment No. 1") to permit E*TRADE Securities to also act as the exclusive selling agent and principal underwriter for the Shares of the E*TRADE Global Titans Index Fund and E*TRADE Premier Money Market Fund; May 17, 2000 ("Amendment No. 2") to reflect a revision to Section 7 of the Original Agreement; and December 26, 2000 ("Amendment No. 3") to permit E*TRADE Securities to also act as the exclusive selling agent and principal underwriter for the Shares of the E*TRADE Financial Sector Index Fund and E*TRADE Russell 2000 Index Fund (the Original Agreement together with Amendments Nos. 1-3 are hereinafter referred to as the "Agreement"). The purpose of this document is to further permit E*TRADE Securities to also act as the exclusive selling agent and principal underwriter for the Shares of the E*TRADE Asset Allocation Fund. Except as amended below, all terms of the Agreement shall continue in effect.

      The Agreement is hereby further amended as follows:

1.    Schedule A is hereby amended and substituted with the attached Schedule A.

2.    Schedule B is hereby amended and substituted with the attached Schedule B.

      If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning such counterparts to us, whereupon this shall constitute a binding agreement as of the date first above written.

                                Very truly yours,

                                E*TRADE FUNDS
                                (on behalf of each Fund listed in the attached Schedule A)

                                By:    __________________________

                                Title: __________________________


Agreed to and Accepted:

E*TRADE SECURITIES, INC.


By:   ______________________________

Title:______________________________

                                   SCHEDULE A

The series of E*TRADE Funds currently subject to this Amended and Restated Underwriting Agreement are as follows:

E*TRADE S&P 500 Index Fund

E*TRADE Extended Market Index Fund

E*TRADE Bond Index Fund

E*TRADE Technology Index Fund

E*TRADE International Index Fund

E*TRADE E-Commerce Index Fund

E*TRADE Global Titans Index Fund

E*TRADE Premier Money Market Fund

E*TRADE Russell 2000 Index Fund

E*TRADE Financial Sector Index Fund

E*TRADE Asset Allocation Fund

                                   SCHEDULE B


FUND                                            End of Initial Term

E*TRADE S&P 500 Index Fund                      February 3, 2001

E*TRADE Extended Market Index Fund              August 12, 2001

E*TRADE Bond Index Fund                         August 12, 2001

E*TRADE Technology Index Fund                   August 12, 2001

E*TRADE International Index Fund                October 22, 2001

E*TRADE E-Commerce Index Fund                   October 22, 2001

E*TRADE Global Titans Index Fund                January 28, 2002

E*TRADE Premier Money Market Fund               January 28, 2002

E*TRADE Russell 2000 Index Fund                 December 26, 2002

E*TRADE Financial Sector Index Fund             December 26, 2002

E*TRADE Asset Allocation Fund                   _________, 2003